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                                                                EXHIBIT 10.A

                          SUTHERLAND, ASBILL & BRENNAN
                    Atlanta - Austin - New York - Washington
1275 PENNSYLVANIA AVENUE, N.W.                              TEL: (202) 383-0100
WASHINGTON, D.C. 20004-2404                                 FAX: (202) 637-3593
                                 April 29, 1998

     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
 Internet: roth@sablaw.com


Providentmutual Life and Annuity Comany of America
300 Continental Drive
Newark, DE 19713



         Re:  Providentmutual Life and Annuity Company of America
              Providentmutual Variable Annuity Separate Account
              (File No. 33-65195)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of post-effective amendment number 11 to the Form N-4 registration statement filed by Providentmutual Life and Annuity Company of America and Providentmutual Variable Annuity Separate
Account for certain individual flexible premium deferred annuity cotract (File No. 33-65195). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        By:  /s/ Stephen E. Roth
                                            ------------------------
                                                Stephen E. Roth